Name of Registrant:
Templeton Global Investment Trust

File No. 811-08226

Exhibit Item No. 77C Matter Submitted to a Vote of Security Holders

I. The Board of Trustees of Templeton Global Investment
Trust (the "Trust"), on behalf of Templeton Emerging
Markets Small Cap Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and reconvened on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure
3.	To approve an amended fundamental investment restriction
regarding investments in commodities.
4.	To approve an amended fundamental investment
restriction regarding lending.

The results of the voting at the Special Shareholder
Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	43,795,480	98.32%	69.02%	747,396	1.68%	1.18%
Ann Torre Bates	43,790,835	98.31%	69.01%	752,041	1.69%	1.19%
Mary C. Choksi	43,789,296	98.31%	69.01%	753,580	1.69%	1.19%
Edith E. Holiday	43,790,835	98.31%	69.01%	752,041	1.69%	1.19%
Gregory E. Johnson	43,795,219	98.32%	69.02%	747,657	1.68%	1.18%
Rupert H. Johnson, Jr.	43,794,332	98.32%	69.01%	748,544	1.68%	1.18%
J. Michael Luttig	43,794,709	98.32%	69.02%	748,167	1.68%	1.18%
David W. Niemiec	43,790,720	98.31%	69.01%	752,156	1.69%	1.19%
Larry D. Thompson	43,794,709	98.32%	69.02%	748,167	1.68%	1.18%
Constantine D. Tseretopoulos	43,790,720	98.31%	69.01%	752,156	1.69%
1.19%
Robert E. Wade	43,795,025	98.32%	69.02%	747,851	1.68%	1.18%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
31,289,241	70.25%	49.31%	717,059	1.61%	467,830
1.05%	12,068,744	27.09%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
31,459,889	70.63%	49.58%	490,887	1.10%	523,355
1.17%	12,068,744	27.09%	Y

Proposal 4. To approve an amended fundamental investment restriction regarding lending.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
31,350,152	70.38%	49.40%	608,880	1.37%	515,095
1.16%	12,068,744	27.09%	Y

II. The Board of Trustees of Templeton Global Investment
Trust (the "Trust"), on behalf of Templeton Frontier
Markets Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and reconvened on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure
3.	To approve a new Investment Management Agreement with
Franklin Templeton Investment Management Limited
4.	To approve a new Subadvisory Agreement with Franklin
Templeton Investments (ME) Limited
5.	To approve an amended fundamental investment restriction
regarding industry concentration.
6.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder
Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	6,225,674	98.01%	63.57%	126,290	1.99%	1.29%
Ann Torre Bates	6,225,674	98.01%	63.57%	126,290	1.99%	1.29%
Mary C. Choksi	6,225,893	98.02%	63.57%	126,072	1.98%	1.29%
Edith E. Holiday	6,227,546	98.04%	63.59%	124,418	1.96%	1.27%
Gregory E. Johnson	6,225,769	98.01%	63.57%	126,196	1.99%	1.29%
Rupert H. Johnson, Jr.	6,226,239	98.02%	63.57%	125,726	1.98%	1.28%
J. Michael Luttig	6,228,701	98.02%	63.57%	125,839	1.98%	1.28%
David W. Niemiec	6,228,701	98.06%	63.60%	123,263	1.94%	1.26%
Larry D. Thompson	6,228,231	98.05%	63.59%	123,733	1.95%	1.26%
Constantine D. Tseretopoulos	6,227,998	98.05%	63.59%	123,966	1.95%
1.27%
Robert E. Wade	6,228,231	98.05%	63.59%	123,733	1.95%	1.26%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
4,121,482	64.89%	42.08%	154,780	2.44%	89,230
1.40%	1,986,472	31.27%	Y

Proposal 3. To approve a new Investment Management Agreement with Franklin Templeton Investment Management Limited.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
4,195,017	66.04%	42.83%	78,901	1.24%	91,574
1.44%	1,986,472	31.27%	Y

Proposal 4. To approve a new Subadvisory Agreement with
Franklin Templeton Investments (ME) Limited.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
4,191,212	65.98%	42.79%	46,659	1.21%	97,621
1.54%	1,986,472	31.27%	Y

Proposal 5. To approve an amended fundamental investment restriction regarding industry concentration.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
4,164,495	65.56%	42.52%	86,250	1.36%	114,746
1.81%	1,986,472	31.27%	Y

Proposal 6. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
4,165,157	65.57%	42.53%	92,046	1.45%	108,290
1.70%	1,986,472	31.27%	Y


III. The Board of Trustees of Templeton Global Investment Trust (the "Trust"), on behalf of Templeton Dynamic Equity Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and reconvened on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve the use of a "manager of managers" structure
3.	To approve an amended fundamental investment
restriction regarding investments in commodities.

The results of the voting at the Special Shareholder
Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	1,000,000	100.00%	100.00%	0	0.00%	0.00%
Ann Torre Bates	1,000,000	100.00%	100.00%	0	0.00%	0.00%
Mary C. Choksi	1,000,000	100.00%	100.00%	0	0.00%	0.00%
Edith E. Holiday	1,000,000	100.00%	100.00%	0	0.00%	0.00%
Gregory E. Johnson	1,000,000	100.00%	100.00%	0	0.00%	0.00%
Rupert H. Johnson, Jr.	1,000,000	100.00%	100.00%	0	0.00%	0.00%
J. Michael Luttig	1,000,000	100.00%	100.00%	0	0.00%	0.00%
David W. Niemiec	1,000,000	100.00%	100.00%	0	0.00%	0.00%
Larry D. Thompson	1,000,000	100.00%	100.00%	0	0.00%	0.00%
Constantine D. Tseretopoulos	1,000,000	100.00%	100.00%	0	0.00%	0.00%
Robert E. Wade	1,000,000	100.00%	100.00%	0	0.00%	0.00%


Proposal 2. To approve the use of a "manager of managers" structure.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
1,000,000	100.00%	100.00%	0	0.00%	0
0.00%	0	0.00%	Y

Proposal 3. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% For of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker
Non-Vote	% Broker Non-Vote	Passed (Y or N)
1,000,000	100.00%	100.00%	0	0.00%	0	0.00%	0	0.00%	Y